SPAR Group, Inc.

Certification of Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the three month period ended June 30, 2006 (this “report”), of SPAR Group, Inc. (the “registrant”), the undersigned hereby certifies that, to his knowledge:

    1.        The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

    2.        The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Charles Cimitile

Charles Cimitile
Chief Financial Officer, Treasurer and Secretary

August 14, 2006

A signed original of this written statement required by Section 906 has been provided to SPAR Group, Inc. and will be retained by SPAR Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Ex-4